EXHIBIT 5.1 and 23.01:  OPINION RE:  LEGALITY

                                  [LETTER HEAD]
                               Marcus A. Sanders,
                                 Attorney At Law
                                542 62nd Street,
                                Oakland, CA 94609

July 20, 2001

Board of Directors
Cryocon, Inc.
2250 North 1500 West
Ogden, Utah 84401

  Re: Cryocon, Inc.
      Amendment No. 3 to Registration Statement on Form S-3 SB- 2

Gentlemen:

     Cryocon, Inc. (the "Company") retained me in connection with the registration statement (the "Registration Statement") on Form S-3 SB-2 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company. You requested that I render my opinion as to whether or not the securities the Company wants to issue on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with this request, I examined the following:

       1. Articles of Incorporation of the Company, and amendments thereto;
       2.   Bylaws of the Company;
       3. Unanimous consent resolutions of the Company's board of directors;
       4. The Convertible Dentures between Cryocon, Inc. and Paragon Venture Fund LLC;
       5.   The Registration Statement and Amendments, thereof;
       6.   Warrant Issuance to Bourns, Inc.;
       7.   Warrant Issuance to Todd Moore;
       8.   Notice and issuance of the Warrants to the Shareholders
       9. Common Stock Purchase Agreement with New Millennium Capital Group, L.L.C.
       10.  Minutes of the Board of Directors Meetings

     I examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

     Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and nonassessable under corporate laws of the state of Colorado.

     This opinion is limited in scope to the shares to be issued pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future. Such transactions are required to be included in either a new registration statement or a post-effective amendment to the Registration Statement, including updated opinions concerning the validity of issuance of such shares.

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     Further, I consent to my name, Marcus A. Sanders, Attorney At
Law being included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,

/s/

Marcus A. Sanders, Esq.

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